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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-2886 pertaining to the 1985 Stock Incentive Program, the Outside Directors' Stock Option Plan, the Employee Qualified Stock Purchase Plan and the 1994 Stock Option Plan, Forms S-8 No. 333-52037, No. 333-89275 and No. 333-100784 pertaining to the 1994 Stock Option Plan, Form S-8 No. 333-68249 pertaining to the Employee Qualified Stock Purchase Plan, Form S-8 No. 333-49906 pertaining to the 1994 Stock Option Plan and the 2000 Nonstatutory Stock Option Plan, Form S-8 No. 333-67624 pertaining to the 1994 Stock Option Plan and the Employee Qualified Stock Purchase Plan, and Form S-8 No. 333-102538 pertaining to the Tavanza, Inc. 2000 Stock Incentive Plan of Celeritek, Inc. of our report dated April 25, 2003, with respect to the consolidated financial statements and schedule of Celeritek, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 2003.


                                                           /s/ Ernst & Young LLP


San Jose, California
June 24, 2003